===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           NATIONAL DATA CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                                PRELIMINARY COPY
                                                                ----------------

[LOGO]


                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    ----------------------------------------


To the Stockholders:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of National Data Corporation (the "Company") will be held at the Company's offices at National Data Plaza, Atlanta, Georgia, 30329-2010 on October 25, 2001, at 11:00 A.M., EDT, for the following purposes:

     1. To elect three directors in Class III to serve until the annual meeting of stockholders in 2004;

     2. To vote upon a proposal to amend the Certificate of Incorporation of the Company to change the name of the Company to "NDCHealth Corporation;" and

     3. To transact any other business that may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on August 28, 2001 are entitled to vote. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are in the enclosed Proxy Statement.

                             YOUR VOTE IS IMPORTANT

     Submitting your proxy does not affect your right to vote in person if you attend the meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by delivering written notice to the Company's Secretary, Patricia A. Wilson, at the above address, by submitting a later dated proxy, or by appearing at the Annual Meeting to vote in person.

     When you submit your proxy, you authorize Robert A. Yellowlees or Patricia
A. Wilson or either one of them, each with full power of substitution, to vote your shares at the meeting in accordance with your instructions, and to vote on any adjournments or postponements of the Annual Meeting.



                                  By Order of the Board of Directors

                                  /s/ Patricia A. Wilson
                                  -----------------------------
                                  PATRICIA A. WILSON, Secretary


Dated:  August 31, 2001

                                                                PRELIMINARY COPY
                                                                ----------------



                                                                 August 31, 2001


                           NATIONAL DATA CORPORATION
                              NATIONAL DATA PLAZA
                          ATLANTA, GEORGIA 30329-2010


                                PROXY STATEMENT
                                ---------------


Introduction

     This Proxy Statement is being furnished to solicit proxies on behalf of the Company's Board of Directors for use at the Annual Meeting, and at any adjournments or postponements thereof. The Annual Meeting will take place at the Company's offices at National Data Plaza, Atlanta, Georgia 30329-2010 on October 25, 2001, at 11:00 A.M., EDT for the following purposes:

     1. To elect three directors in Class III to serve until the annual meeting of stockholders in 2004;

     2. To vote upon a proposal to amend the Certificate of Incorporation of the Company to change the name of the Company to "NDCHealth Corporation;" and

     3. To transact any other business that may properly come before the Annual Meeting, or any adjournments thereof.

     This Proxy Statement and the accompanying materials are being mailed to stockholders on or about September 3, 2001.


Quorum and Voting

     Voting Stock. Pursuant to the Company's Certificate of Incorporation, only the common stock, $.125 par value per share (the "Common Stock"), may be voted at the meeting.

     Record Date. Only those holders of Common Stock of record at the close of business on August 28, 2001 are entitled to vote at the Annual Meeting. On that date, there were _______________ shares of Common Stock issued and outstanding, held by approximately __________ stockholders of record. These holders are entitled to one vote per share of Common Stock.

     Quorum. In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a "Quorum"), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present.

     Voting Options. Proposal 1, the election of three directors in Class III, will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. With respect to Proposal 1, stockholders may (i) vote "for" the nominees, or (ii) "withhold authority" to vote for any of the nominees. Because Proposal 1 will require the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting at which a quorum is present, an abstention will have the same effect as a vote to "withhold authority," while a broker non-vote will have no effect on the outcome of the election of the directors.

     With respect to Proposal 2, the approval of an amendment to the Certificate of Incorporation of the Company to change the name of the Company to "NDCHealth Corporation," stockholders may (i) vote "for," (ii) vote "against," or (iii) "abstain" from voting on the proposal. Because Proposal 2 will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, an abstention and a broker non-vote will have the same effect as a vote "against."

     Internet and Telephone Voting. Again this year, stockholders of record can simplify their voting and reduce the Company's costs by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please date, sign and return the proxy card.

     Default Voting. When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED (1) FOR THE ELECTION OF THE DIRECTOR NOMINEES, (2) FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY; AND (3) IN THE BEST JUDGMENT OF THE PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

     Revocation of a Proxy. A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation should be addressed as follows: National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention: Patricia A. Wilson, Secretary.

     Adjourned Meeting. If a Quorum is not present, the meeting may be adjourned or postponed by those stockholders who are represented. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time, unless the adjournment delays the Annual Meeting by more than thirty days from its intended date or if, after the adjournment a new record date is fixed for the adjourned meeting, in which case timely notice of the adjourned meeting will be provided to the stockholders entitled to vote at that meeting. An adjournment will have no effect on the business to be conducted.

1.   ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eight members and is divided into three classes, with the term of office of each class ending in successive years. The terms of office of directors in Class I and Class II expire at the 2002 and 2003 annual meetings of stockholders, respectively. The terms of the directors in Class III expire with this Annual Meeting. Class III currently consists of three members, Ms. J. Veronica Biggins, Ms. Terri A. Dial and Mr. Kurt M. Landgraf. Since last year's annual meeting, the Board of Directors has increased the size of the Board by three members -- Ms. Dial, who was appointed as a Class III director on June 26, 2001; Mr. Landgraf, who was appointed as a Class III director on July 10, 2001; and Mr. James R. Lientz, Jr., who was appointed as a Class II director on July 16, 2001.

     The stockholders are being asked to vote on the election to Class III of Ms. Biggins, Ms. Dial and Mr. Landgraf. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class III directors will be elected to hold office until the 2004 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. In the event that a nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

Certain Information Concerning the Nominees and Other Directors

     The following table sets forth the names of the nominees for Class III directorships and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board, see "Other Information About the Board and its Committees" below.


                   NOMINEES FOR CLASS III DIRECTOR


                          Term Expiring at 2004 Annual Meeting

                          Month and Year             Positions with the Company,
                               First            Principal Occupations During at Least
Name and Age             Became a Director   the Past Five Years, and Other Directorships
----------------------  -------------------  --------------------------------------------
J. Veronica Biggins     October 1995         Director of the Company
 (54)                                        Senior Partner, Heidrick & Struggles (since
                                             1995); Assistant to the President of the
                                             United States (1994-1995); Executive Vice
                                             President, NationsBank of Georgia
                                             (1973-1994); Director of Kaiser Foundation
                                             Health Plan of Georgia, Inc. and Avnet, Inc.

Terri A. Dial           June 2001            Director of the Company
 (51)                                        Retired Chairman of the Board and Chief
                                             Executive Officer, Wells Fargo Bank and
                                             Group Executive Vice President, member of
                                             the management committee of Wells Fargo &
                                             Co. (1998-2001); Vice Chairman, Consumer
                                             and Banking Business, member of office of
                                             Chairman, Wells Fargo & Co. (1996-1998);
                                             Director of Blue Shield of California, Onyx
                                             Software and the Community Colleges
                                             Foundation.

Kurt M. Landgraf        July 2001            Director of the Company
 (54)                                        President and Chief Executive Officer,
                                             Educational Testing Service (since 2000);
                                             Executive Vice President and Chief
                                             Operating Officer, E.I. DuPont de Nemours &
                                             Company (1998-2000); Chairman, DuPont
                                             Europe (1997-2000) and The DuPont
                                             Pharmaceutical Company (1997-2000);
                                             Executive Vice President, DuPont U.S.
                                             (1997-1998); Chief Financial Officer, E.I.
                                             DuPont de Nemours & Company (1996-1997);
                                             Director of IKON Office Solutions.

                                    MEMBERS OF THE BOARD OF DIRECTORS
                                           CONTINUING IN OFFICE

                                                 Class I
                                   Term Expiring at 2002 Annual Meeting

                                Month and Year                    Positions with the Company,
                                     First                   Principal Occupations During at Least
Name and Age                   Became a Director         the Past Five Years, and Other Directorships
--------------------------  -----------------------  -----------------------------------------------------
Robert A. Yellowlees        April 1985               Chairman of the Board (since June 1992), Chief
 (62)                                                Executive Officer (May 1992-March 2001); Chairman of
                                                     the Board, Global Payments Inc.; Director of
                                                     Protective Life Corporation.

James F. McDonald           June 2000                Director of the Company
 (60)                                                Chairman of the Board of Scientific-Atlanta, Inc.
                                                     (since November 2000); President and Chief Executive
                                                     Officer, Scientific-Atlanta, Inc. (since July 1993);
                                                     Director of Scientific-Atlanta, Inc., Burlington
                                                     Resources, Inc. and Mirant Corporation.

                                                 Class II
                                   Term Expiring at 2003 Annual Meeting

                               Month and Year                     Positions with the Company,
                                   First                     Principal Occupations During at Least
Name and Age                 Became a Director            the Past Five Years, and Other Directorships
-----------------------  --------------------------  ------------------------------------------------------
Neil Williams            April 1977                  Director of the Company
 (65)                                                General Counsel and a Global Partner, AMVESCAP PLC,
                                                     Atlanta (since September 1999); Partner, Alston &
                                                     Bird LLP, Atlanta (prior to October, 1999; Managing
                                                     Partner from 1989-1996); Director of Printpack, Inc.
                                                     and National Service Industries, Inc. and Trustee of
                                                     The Duke Endowment.

Walter M. Hoff           December 2000               Director of the Company
 (49)                                                President and Chief Executive Officer of the Company
                                                     (since April 2001); Chief Executive Officer,
                                                     Health Information Services division of the Company
                                                     (August 1998-March 2001); Executive Vice President,
                                                     First Data Corporation (1992-1998); Director of
                                                     Metris Companies, Inc.

James R. Lientz, Jr.     July 2001                   Director of the Company
 (58)                                                Retired President, Bank of America, MidSouth Banking
                                                     Division (September 1996-December 2000); Director of
                                                     Georgia Power Company and The Georgia Banking
                                                     Company; Advisory Director of Blue Cross Blue Shield
                                                     of Georgia and Webstone Technologies.

Other Information About the Board and its Committees

    Meetings and Compensation.  During the fiscal year ended May 31, 2001, the
    -------------------------
Company's Board of Directors held eight regularly scheduled meetings and took action by unanimous written consent on three other occasions. All incumbent directors attended 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served. During the last fiscal year, the Company's policy regarding the compensation of directors was to pay directors who are not also employees of the Company an annual retainer of $30,000, part of which was paid in shares of Common Stock of the Company under the terms of the 1995 Non-Employee Director Compensation Plan described below, plus $1,000 per meeting attended. A non-employee director who serves as chairman of the board receives an annual retainer of $60,000, part of which is paid in shares of the Company's Common Stock, plus $1,000 per meeting attended. Each member of the Audit and Compensation Committees received $1,000 per Audit or Compensation Committee meeting attended (plus an additional $500 per meeting for the Chairman of each such committee) in addition to his or her other compensation as a director.

         1995 Non-Employee Director Compensation Plan. The Company maintains the 1995 Non-Employee Director Compensation Plan (the "1995 Director Plan"), which entitles each of the Company's non-employee directors to receive on June 1st of each year, in lieu of 50% of the annual cash retainer described above, that number of shares of Common Stock, rounded up to the next whole share, with a fair market value equal to 50% of such annual retainer. Fair market value is defined in the 1995 Director Plan to be the closing sales price of the Common Stock on the New York Stock Exchange on June 1 of each year, or the first trading day thereafter. For purposes of the 1995 Director Plan, the annual retainer of non-employee directors is defined to exclude any fees paid for attending meetings of the Board of Directors or committees thereof, and also excludes reimbursement for travel or other out-of-pocket expenses. As of June 1, 2001, each of Ms. Biggins, Mr. McDonald and Mr. Williams was issued 506 shares of Common Stock and Mr. Yellowlees was issued 1,013 shares of Common Stock, in each case based on the fair market value of the Common Stock on that date of $29.66 per share.

         Non-Employee Director Retirement Benefits. Non-employee directors who were initially elected to the Board of Directors prior to January 1, 1995, are also eligible for certain retirement benefits. Each such non-employee director with five or more years of service to the Company as a director is entitled to receive a retirement benefit on the later of (a) the first day of the month on or after his seventieth birthday, or (b) his retirement date. The retirement benefit will generally continue annually thereafter for the lesser of (i) the number of years equal to the number of years the individual served as a director or (ii) ten years. In the case of non-employee directors with greater than ten years service as a director on the effective date of the retirement plan (December 18, 1991), however, the retirement benefit will continue for fifteen years. Retirement benefits may be paid to a retired director prior to his attaining age 70 if the retired director is at least age 60, with not less than ten years of service as a director. The retirement benefit will be calculated from a base amount equal to the annual retainer for non-employee directors in effect on the date of a director's retirement. The retired director would receive as the retirement benefit 50% of the base amount plus 10% for each year of service up to 100% of the base amount for ten years' service. There are currently three former directors who receive benefits under the retirement plan. As of August 1, 2001, the only remaining non-employee director eligible for retirement benefits was Mr. Williams, who had 24 5/12 years of service as a director for purposes of the retirement plan.

         1984 Non-Employee Director Stock Option Plan. The Company also maintains the 1984 Non-Employee Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan provided for the annual grant to all non-employee directors of options to purchase 5,000 shares of Common Stock for a completed year of service as a director. Since 1995, options granted under the Director Option Plan have been granted at a price equal to the fair market value (as defined in the Director Option Plan) of Common Stock at the date of grant and vest as to 20% of the shares two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. During the fiscal year ended May 31, 2001, options were granted under the Director Option Plan to Mr. Williams, Ms. Biggins and Mr. McDonald for 5,000 shares each of Common Stock at an exercise price per share of $37.4375 (as adjusted for the spin-off, these grants are for 8,104 shares at an exercise price of

$23.10). With these grants, the 545,000 shares reserved for issuance under the Director Option Plan have been substantially depleted, and no further options will be granted under the Director Option Plan.

    Committees.  The Company's Board of Directors has an Audit Committee and a
    ----------
Compensation Committee. The Company does not have a nominating committee. Certain information regarding the functions of the Board's Committees and their present membership is provided below.

         Audit Committee. The Company's Board of Directors has an Audit Committee currently composed of Mr. Williams (Chairman), Ms. Biggins and Mr. Landgraf, all of whom are independent within the meaning of the listing standards of the New York Stock Exchange. Pursuant to its charter, which is attached as Appendix A hereto, the Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the next fiscal year, reviews with the independent auditors the plan and results of the auditing engagement, reviews the scope and results of the Company's procedures for internal auditing, and inquires as to the adequacy of the Company's internal accounting controls. The Audit Committee also reviews with financial management and the independent auditors the interim financial statements prior to the filing of the Company's quarterly reports on Form 10-Q. During the fiscal year ended May 31, 2001, the Audit Committee held four meetings, each of which was separate from regular Board meetings. See "Report of the Audit Committee."

         Compensation Committee. The Board of Directors also has a Compensation Committee currently composed of Ms. Biggins (Chairman), Mr. McDonald, Ms. Dial and Mr. Lientz. This Committee reviews and determines levels of compensation and performance criteria for the Company's executive officers and administers the Company's various stock option, incentive and benefit plans for employees. During the last fiscal year, the Compensation Committee held four meetings, all of which were separate from regular Board meetings.

Common Stock Ownership of Management

    The following table sets forth information as of July 31, 2001, with respect to the beneficial ownership of Common Stock by the nominees to the Board, directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 14 persons, as a group, who were directors and/or executive officers of the Company on July 31, 2001.

                                                         Amount and Nature of                  Percent of
Name                                                   Beneficial Ownership (1)                Class (1)
----                                                   -----------------------                 ----------
J. Veronica Biggins                                          24,393(2)                             *
Terri A. Dial                                                   149                                *
Walter M. Hoff                                              148,481(3)                             *
Randolph L.M. Hutto                                           6,406(4)                             *
Kurt M. Landgraf                                                 --                                *
James R. Lientz, Jr.                                             --                                *
James F. McDonald                                             1,140                                *
Charles W. Miller                                            33,326(5)                             *
Glenn N. Rosenkoetter                                        34,304(6)                             *
E. Christine Rumsey                                          12,897(7)                             *
Neil Williams                                                71,244(8)                             *
Robert A. Yellowlees                                      1,923,180(9)                           5.66%
All Directors and Executive Officers as a Group           2,271,718(10)                          6.69%
           (14 individuals)

__________________________
 * Less than one percent. On July 31, 2001, there were 33,951,813 outstanding shares of Common Stock.

(1) The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. The beneficial owner has both voting and investment power over the shares, unless otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by that particular person and by the group but are not deemed outstanding for other purposes.
(2) This amount includes 21,068 shares of Common Stock of which Ms. Biggins has the right to acquire beneficial ownership.
(3) This amount includes 53,899 shares of Common Stock of which Mr. Hoff has the right to acquire beneficial ownership and 54,268 shares of restricted stock over which Mr. Hoff currently has sole voting power only.
(4) This amount includes 6,105 shares of restricted stock over which Mr. Hutto currently has sole voting power only.
(5) This amount includes 32,890 shares of restricted stock over which Mr. Miller currently has sole voting power only.
(6) This amount includes 31,295 shares of restricted stock over which Mr. Rosenkoetter currently has sole voting power only.
(7) This amount includes 11,300 shares of restricted stock over which Ms. Rumsey currently has sole voting power only.
(8) This amount includes 45,380 shares of Common Stock of which Mr. Williams has the right to acquire beneficial ownership.
(9) This amount includes 705,200 shares of Common Stock of which Mr. Yellowlees has the right to acquire beneficial ownership, 40,000 shares held by The Yellowlees Charitable Trust, of which Mr. Yellowlees is the Trustee, 8,022 shares held by Mr. Yellowlees' wife as to which he disclaims all beneficial ownership, and 765,495 shares held by MRY Partners, L.P., a family limited partnership of which Mr. Yellowlees serves as the sole general partner.
(10) This amount includes 831,096 shares of Common Stock of which the directors and executive officers, as a group, have the right to acquire beneficial ownership and 145,488 shares of restricted stock over which the beneficial owners have sole voting power only.

Common Stock Ownership by Certain Other Persons

    The following table sets forth certain information as to the Common Stock of the Company beneficially owned as July 31, 2001 by each person who is known to the Company to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, and reflects information presented in each such person's
Schedule 13D or Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission (the "Commission") and provided to the Company.


                                                             Amount and Nature
Name and Address                                               of Beneficial              Percent of
of Beneficial Owner                                              Ownership                 Class (1)
------------------                                           -----------------            ----------
Liberty Wanger Asset Management, L.P. (2)                        2,930,000                  8.63%
WAM Acquisition GP, Inc.
Liberty Acorn Trust
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Massachusetts Financial Services Company (3)                     2,278,970                  6.71%
500 Boylston Street
Boston, MA 02116

Mellon Financial Corporation (4)                                 1,951,138                  5.75%
Mellon Bank N.A.
One Mellon Center
Pittsburgh, PA 15258

____________________

(1) Percent of Class is with respect to shares of Common Stock outstanding on July 31, 2001 (33,951,813 shares).

(2) Based on Amendment No. 4 to the Schedule 13G dated February 14, 2001 filed by Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust. These entities have shared voting and shared dispositive power with respect to all shares.

(3) Based on Amendment No. 2 to the Schedule 13G dated February 12, 2001 filed by Massachusetts Financial Services Company ("MFS"). MFS has sole voting power with respect to 1,994,064 shares and sole dispositive power with respect to 2,278,970 shares.

(4) Based on the Schedule 13G filed by Mellon Financial Corporation ("MFC") and Mellon Bank, N.A. on January 19, 2001. All of the securities are beneficially owned by MFC and direct or indirect subsidiaries in their various fiduciary capacities.

Report of the Compensation Committee

     Decisions on compensation and stock-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are made by the Compensation Committee and then presented to the full Board. Decisions of the Compensation Committee related to stock-based plans are made solely by that committee in order for awards or grants under the Company's equity-based plans to qualify for deduction under Section 162(m) of the Internal Revenue Code and to meet the conditions for exemption under Rule 16b-3(d) under the Exchange Act.

     The Company's primary objective in designing and implementing its compensation programs is to maximize stockholder value over time through alignment of employee performance with business goals and strategies that serve stockholders' interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs that are consistent with and linked to the Company's strategic and annual business objectives.

     Compensation Philosophy
     -----------------------

     The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

              Long-Term and At-Risk Focus. A significant percentage of total compensation for executive officers should be composed of long-term, at-risk rewards to focus senior management on the long-term interests of stockholders. Equity-based plans should comprise a major part of the long-term, at-risk portion of total compensation to encourage stockholder value-based management decisions, and to link compensation to Company performance and stockholder interests.

              Short Term and At-Risk Focus. A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

              Competitiveness. Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard and Poor's Computer Software and Services Index used in the stockholder return analysis shown later, in addition to other firms in the Company's business sectors. The Compensation Committee also received comparative data from an outside consultant on levels and components of compensation of executives of comparable companies.

     Stock Option Awards and Restricted Stock Grants
     -----------------------------------------------

     Equity-based compensation comprises a significant portion of the Company's key employee compensation programs. The Compensation Committee uses stock options and restricted stock awards to provide long-term, equity-based compensation for the Company's executive officers.

              Stock Options. Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options vest two years after the date of grant with respect to 20% of the option shares, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long-term focus by key employees in the acquisition and holding of

          Common Stock. The number of stock options granted to an individual is based upon the individual's perceived potential to contribute to the future growth of the Company. The frequency and size of individual grant amounts vary.

              Restricted Stock. Restricted stock grants are granted on a selective basis to key employees in order to encourage focus on the longer term performance of the Company. Grants of restricted stock are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Currently, restricted periods are generally four years from the date of grant.

              Bonus Deferral Program. A bonus deferral program was approved by the Board of Directors effective in fiscal year 1996 which allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company's objectives to increase executives' stock ownership and at risk compensation. Since participating executives are deferring earned cash in the form of stock at risk of forfeiture over three years, the amount deferred is increased by 35%. Mr. Miller elected to participate in this plan for the 2001 fiscal year.

     Target Stock Ownership
     ----------------------

     The Company's Board of Directors and management believe that significant stock ownership is a major incentive in building stockholder value and aligning the interests of executives and stockholders. The Board has therefore adopted guidelines for minimum target stock ownership by senior executives.

     To encourage this growth in stockholder wealth, the Company believes that senior executives who are in a position to make a significant contribution to the long-term success of the Company should have a significant stake in its ongoing success. Guidelines are based upon a multiple of base salary and range from 0.8 to 5 times annual salary amounts. Executives were encouraged to achieve these guidelines by building stock ownership over a period of years.

     Chief Executive Officers' Compensation
     --------------------------------------

     Mr. Yellowlees' fiscal year 2001 compensation derived primarily from commitments under his employment agreement, which was last amended as of June 1, 1997. Mr. Yellowlees' employment as President and Chief Executive Officer of the Company terminated effective March 31, 2001; his final day of employment for administrative purposes was May 7, 2001. See "Employment, Severance and Change in Control Arrangements -- Robert A. Yellowlees" below.

     Mr. Yellowlees' annual bonus opportunity was set in his employment agreement, based upon quantitative and qualitative performance factors. Starting in fiscal year 1996, the stockholders approved a new Performance-Based Executive Officer Bonus Plan which provides for performance-based awards for achieving business objectives. Mr. Yellowlees agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Section 162(m) of the Internal Revenue Code. Mr. Yellowlees received no bonus for fiscal year 2001 because he terminated employment before the year was over; however, he received a severance payment pursuant to his employment agreement as described below.

     Mr. Hoff assumed the duties of President and Chief Executive Officer of the Company effective April 1, 2001. Mr. Hoff's fiscal year 2001 compensation derived primarily from commitments under his Employment Agreement effective as of December 1, 1999, which establishes the terms and conditions of his employment, including a minimum base salary, minimum bonus opportunity, and payments or benefits he is entitled to received upon termination. See "Employment, Severance and Change in Control Arrangements -- Other Executive Employment Agreements" herein.

     Mr. Hoff's annual bonus opportunity is dependent upon the achievement of agreed-upon financial and nonfinancial objectives based upon current year performance as well as actions to provide sustained long-term growth in stockholder value. The performance factors included in his bonus plan for fiscal year 2001 and 2002 include goals for revenue growth, operating income growth, earnings per share growth and increases in stockholder value.



                             COMPENSATION COMMITTEE
                         J. Veronica Biggins, Chairman
                               James F. McDonald

Compensation and Other Benefits

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended May 31, 2001 ("2001 fiscal year"), May 31, 2000 ("2000 fiscal year"), and May 31, 1999 ("1999 fiscal year"), for (i)
the two individuals who served as Chief Executive Officer of the Company for different periods during the 2001 fiscal year; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000. The persons listed above are hereinafter referred to as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
                                                 Annual Compensation                  Awards
                                             ---------------------------  ------------------------------
                                                                          Restricted      Securities
                                                                            Stock         Underlying        All Other
Name and                             Fiscal                                Award(s)        Options        Compensation
Principal Position                    Year   Salary ($)      Bonus ($)       ($)(2)         (#)(3)            ($)(4)
------------------                   ------  ---------      -----------    ---------      -----------     ------------
Robert A. Yellowlees                   2001    544,038(5)           ---      168,747         150,000        1,979,763
  Chairman of the Board; President     2000    565,846          125,000    1,037,400             ---           67,617
  and Chief Executive Officer          1999    540,990          115,000    1,262,550         105,200           79,671
  (6/1/2000--3/31/2001)

Walter M. Hoff                         2001    400,000          325,000      500,000         283,515            8,523
  President and Chief Executive        2000    400,000          200,000(7)   139,857(7)          ---            8,308
  Officer                              1999    346,158(6)       100,000      800,700         119,779(1)           ---
  (4/1/2001 to present)

Charles W. Miller                      2001    310,000          210,000(7)    70,875(7)          ---              ---
  Executive Vice President --          2000    113,269(8)        85,000      803,000          94,008(1)           ---
  Operations

Glenn N. Rosenkoetter                  2001    310,000          160,000      750,006         129,641(1)           ---
  Executive Vice President --          2000     35,769(9)           ---          ---             ---              ---
  Sales and Marketing

Randolph L.M. Hutto                    2001    155,769(10)      110,000      199,939          86,609(1)           ---
  Executive Vice President --
  Finance and Business Development

E. Christine Rumsey                    2001    241,346           85,000      250,013             ---              ---
  Vice President -- Human Resources    2000    162,692(11)       50,000          ---          68,074(1)           ---


---------------
(1)  Such awards are intended to be awards for more than one year.

(2) Awards of restricted shares to the Named Executive Officers prior to fiscal 2001 were made under the 1983 Plan, and awards of restricted shares to the Named Executive Officers during fiscal 2001 were made under the 2000 Long-Term Incentive Plan. The awards are valued in the table based upon the closing market prices of the Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. 3,984 shares granted to Mr. Yellowlees on August 25, 1998 vested as to one-half of such shares on May 31, 1999 and 2000; 25,000 shares granted to Mr. Yellowlees on August 25, 1998 vested as to 8,334 and 16,666 shares on May 31, 1999 and 2000; 4,215 shares granted to Mr. Yellowlees on November 30, 1998 vested as to 1,405 and 2,810 shares on May 31, 1999 and 2000; 26,200 shares granted to Mr. Yellowlees on September 30, 1999 were scheduled to vest as to one-third of such shares on the first three anniversaries of the date of grant; 13,700 shares granted to Mr. Yellowlees on September 30, 1999 were scheduled to vest as to one-half of such shares on August 1, 2000 and May 31, 2001; and 7,627 shares granted to Mr. Yellowlees on June 1, 2000 were scheduled to vest as to one-third of such shares on the first three anniversaries of the date of grant. All of Mr. Yellowlees' unvested shares of restricted stock vested in full upon his termination of employment. The 6,102 shares awarded to Mr. Hoff on June 1, 2000 were scheduled to vest as to one-third of such shares on the first three anniversaries of the date of grant. The aggregate holdings and aggregate market value of restricted stock held on May 31, 2001 by the individuals listed in this table are: Mr. Hoff, 56,302 shares with a value of $1,652,463; Mr. Miller, 22,000 shares with a value of $645,700; Mr. Rosenkoetter, 31,295 shares with a value of $918,508; Mr. Hutto, 6,105 shares with a value of $179,181; and Ms. Rumsey, 11,300 shares with a value of $331,655.

(3) All option awards granted to the Named Executive Officers during fiscal year 2001 were made under the 2000 Long-Term Incentive Plan.

(4) For the 2001 fiscal year, includes amounts representing (i) Company contributions to the Company's 401(k) Plan on behalf of Mr. Yellowlees ($6,800), and Mr. Hoff ($8,523); (ii) insurance premiums paid by the Company for life insurance for the benefit of Mr. Yellowlees ($39,983);
     (iii) financial planning expenses paid by the Company for Mr. Yellowlees ($6,192); and (iv) severance payments and benefits to Mr. Yellowlees in connection with his retirement as an executive officer ($1,926,788), which represents one-half of the total severance payments and benefits payable to Mr. Yellowlees over a three-year period. At the time of the spin-off, the Company received from Global Payments Inc. an additional $1,926,787 which will also be paid to Mr. Yellowlees over the three-year period. See "Employment, Severance and Change in Control Arrangements -- Robert A. Yellowlees" for further information regarding his severance benefits.

(5) Compensation is for a partial year as Mr. Yellowlees' employment as President and Chief Executive Officer of the Company terminated on March 31, 2001. Accrued and unused vacation time under the Company's standard plan extended his final termination date to May 7, 2001.

(6) Compensation is for a partial year as Mr. Hoff joined the Company in August, 1998.

(7) Mr. Hoff's bonus for 2000 was $200,000, of which he received $100,000 in cash and deferred $100,000 in the form of restricted stock. Mr. Miller's bonus for 2001 was $210,000, of which he received $157,500 in cash and deferred $52,500 in the form of restricted stock. See "Report of the Compensation Committee -- Bonus Deferral Program."

(8) Compensation is for a partial year as Mr. Miller joined the Company in January, 2000.

(9) Compensation is for a partial year as Mr. Rosenkoetter joined the Company in May, 2000.

(10) Compensation is for a partial year as Mr. Hutto joined the Company in November, 2000.

(11) Compensation is for a partial year as Ms. Rumsey joined the Company in September, 1999.

     Option Grants.   The following table sets forth information concerning
     -------------
stock options granted to the Named Executive Officers during the 2001 fiscal year.

                       Option Grants in Last Fiscal Year



                                                                Individual Grants
                                                                -----------------
                                    Number of
                                    Securities              % of Total                                           Grant Date
                                 Underlying Options       Options Granted       Exercise                           Present
                                       Granted            to Employees in        Price           Expiration      Value ($)
Name                                  (#)(1)(2)               FY 2001          ($/Sh) (2)           Date            (3)
----                             ------------------       -----------------    ----------       ------------   ------------
Robert A. Yellowlees                   150,000               9.24%                $19.75           10/9/10        2,009,700
Walter M. Hoff                         146,515               9.03%                 13.66            6/1/10        2,246,925
Walter M. Hoff                         137,000               8.44%                 21.95            4/2/11        1,555,416
Charles W. Miller                           --                 --                     --                --               --
Glenn N. Rosenkoetter                   73,261               4.51%                 13.66            6/1/10        1,123,516
Glenn N. Rosenkoetter                   56,380               3.47%                 17.74           8/29/10          789,590
Randolph L.M. Hutto                     86,609               5.34%                 20.21          11/30/10        1,156,828
E. Christine Rumsey                         --                 --                     --                --               --

---------------
(1) These grants were made pursuant to the 2000 Long-Term Incentive Plan. The options have a ten-year term, an exercise price equal to the fair market value of the Common Stock at the date of grant and, except as provided below, vest as to 20% of the shares two years after the date of grant, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. Mr. Yellowlees' options became fully vested as a result of termination of his employment as an executive officer effective on May 7, 2001 and will remain exercisable until the earlier of their normal expiration date or May 7, 2006.

(2) As adjusted in connection with the spin-off of Global Payments Inc. on January 31, 2001.

(3) The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model. The assumptions used for these grants included risk-free interest rates ranging from 4.87% to 5.00%, expected dividend yields of 0.9%, an expected volatility of 47%, and expected lives of 7 years.

     Option Exercises and Fiscal Year-End Values.  The following table sets
     -------------------------------------------
forth information concerning each exercise of options during the 2001 fiscal year and the number and value of unexercised options held by the Named Executive Officers as of May 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               Number of Securities              Value of Unexercised
                            Shares                         Underlying Unexercised Options         In-the-Money Options
                         Acquired on           Value           at Fiscal Year-End (#)            at Fiscal Year-End ($)
                           Exercise           Realized     ------------------------------     -----------------------------
Name                         (#)                ($)        Exercisable      Unexercisable     Exercisable     Unexercisable
----                    --------------     --------------  ------------------------------     -----------------------------
Robert A. Yellowlees        765,495(1)     $13,963,521(1)      705,200             -0-        $9,330,944       $       --
Walter M. Hoff                   --                 --          23,955         379,339           102,527        3,722,747
Charles W. Miller                --                 --              --          94,008                --          624,075
Glenn N. Rosenkoetter            --                 --              --         129,641                --        1,804,037
Randolph L. M. Hutto             --                 --              --          86,609                --          791,606
E. Christine Rumsey              --                 --              --          68,074                --          994,561

______________________

(1) These options were transferred by Mr. Yellowlees for estate planning reasons to MRY Partners, L.P., a family limited partnership. The partnership exercised the options in April and May 2001 and holds the stock.

     Retirement Plan.  The Company provides a variety of retirement benefits for
     ---------------
its employees. The National Data Corporation Employees' Retirement Plan (the "Retirement Plan") provides monthly benefits upon retirement to eligible employees, including officers. During fiscal year 1998, the Company made an evaluation of its current retirement plan offerings and decided to provide its employees with a greater emphasis on its deferred compensation 401(k) plan by substantially increasing the Company's match of participants' contributions. At the same time, the Company closed the Retirement Plan to new participants beginning June 1, 1998. Thus, an employee who was not a participant by that date could not become a participant in the plan. Prior to July 31, 1998, the Retirement Plan covered eligible employees of the Company and its affiliates. Eligible employees became participants in the Retirement Plan on the first June 1 or December 1 after meeting the minimum age and service requirements. The benefits provided under the Retirement Plan upon normal retirement at age 65 are calculated under a formula based on the participant's earnings and years of continuous service preceding his retirement, but not counting any years of service that accrue after July 31, 1998, reduced by an amount equal to a percentage of the approximate social security benefit to which the employee is entitled. The term "earnings" for purposes of the Retirement Plan means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts that become taxable to the employee under a stock option or other stock plan. A participant must be credited with five years of service to earn a vested benefit under the Retirement Plan. Years of service after July 31, 1998 count for vesting purposes. Participants continue to be credited with pension-eligible earnings for periods after July 31, 1998. Under current law the benefit for an employee retiring in the 2001 calendar year at normal retirement age cannot exceed $140,000 per year under the Retirement Plan. For plan years beginning in 2001, federal law limits the amount of earnings taken into account under the Retirement Plan to $170,000 per year.

     Supplemental Executive Retirement Plan.    Effective June 1, 1997, the
     --------------------------------------
Company adopted a pilot Supplemental Executive Retirement Plan ("SERP").
Certain executives participating in the pilot program remain eligible to participate in this plan as a part of the participant's total compensation package. Benefits payable under the SERP are based upon each participant's highest three consecutive years of earnings during the participant's last ten years of employment with the Company. The term earnings for purposes of the SERP means compensation of any kind paid by the Company to the participating employee, but excluding the cost of certain employee benefits (as defined) and excluding amounts which become taxable to the employee under a stock option or other stock plan. Retirement benefits under the SERP are reduced by a portion of the participant's annual social security benefits and any retirement benefits under the Company's tax-qualified or non-qualified defined benefit plans. Participants may begin to receive payments under the SERP upon retirement after either (i) 5 years service and attaining age 60 or (ii) 10 years of service and attaining age 55, with a .416667% reduction for each month before age 60. In the event of a change in control of the Company, participants will be credited with an additional 3 years of service (not to exceed a total of 35 years service) and vested 100% in the SERP benefits. Benefits earned under the SERP are fully vested after five years of service. Mr. Yellowlees is the only Named Executive Officer currently participating in the SERP.

     The following table shows estimated annual retirement benefits payable to participants in the Retirement Plan and the SERP on a straight life annuity basis upon retirement in specified years of continuous service and remuneration classes.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                          Years of Continuous Service
                          ---------------------------


Three-Year Average
    Earnings(1)             10            15             20             25            30            35
-------------------       -------       -------        -------      ---------     ---------     ---------
    $  200,000             48,000        72,000         83,000         94,000       105,000       116,000
       250,000             60,000        90,000        103,750        117,500       131,250       145,000
       300,000             72,000       108,000        124,500        141,000       157,500       174,000
       350,000             84,000       126,000        145,250        164,500       183,750       203,000
       400,000             96,000       144,000        166,000        188,000       210,000       232,000
       450,000            108,000       162,000        186,750        211,500       236,250       261,000
       500,000            120,000       180,000        207,500        235,000       262,500       290,000
       550,000            132,000       198,000        228,250        258,500       288,750       319,000
       600,000            144,000       216,000        249,000        282,000       315,000       348,000
       650,000            156,000       234,000        269,750        305,500       341,250       377,000
       700,000            168,000       252,000        290,500        329,000       367,500       406,000
       750,000            180,000       270,000        311,250        352,500       393,750       435,000
       800,000            192,000       288,000        332,000        376,000       420,000       464,000
       850,000            204,000       306,000        352,750        399,500       446,250       493,000
       900,000            216,000       324,000        373,500        423,000       472,500       522,000
       950,000            228,000       342,000        394,250        446,500       498,750       551,000
     1,000,000            240,000       360,000        415,000        470,000       525,000       580,000
     1,250,000            300,000       450,000        518,750        587,500       656,250       725,000
     1,500,000            360,000       540,000        622,500        705,000       787,500       870,000
     1,750,000            420,000       630,000        726,250        822,500       918,750     1,015,000
     2,000,000            480,000       720,000        830,000        940,000     1,050,000     1,160,000
     2,250,000            540,000       810,000        933,750      1,057,500     1,181,250     1,305,000

---------------
(1) The average annual earnings for the highest three consecutive years over the last 10-year period and the eligible years of credited service as of May 31, 2001 for Mr. Yellowlees, the only Named Executive Officer participating in the SERP, was $1,777,417 and 16 1/2 years. For purposes of the Retirement Plan and the SERP, "annual earnings" means compensation of any kind paid by the Company to Mr. Yellowlees, excluding the cost of certain employee benefits and excluding amounts which become taxable to him under a stock option or other plan. Such amounts are reflected in the salary, bonus and restricted stock columns of the Summary Compensation Table above. Federal regulations cap the total compensation that may be considered in providing benefits under the Retirement Plan.

     Employment, Severance and Change in Control Arrangements
     --------------------------------------------------------

     Robert A. Yellowlees. During fiscal year 2001, Mr. Yellowlees was employed pursuant to an employment agreement (the "Agreement") which initially became effective in May 1992 and was subsequently extended. The Agreement provided for Mr. Yellowlees' continued employment as Chairman, President and Chief Executive Officer of the Company for a term expiring May 31, 2001, unless extended by mutual agreement.

     The Agreement provided for a minimum annual base salary of $540,000, subject to yearly review, and additional annual bonus opportunity, which could range from 0% to 150% of base salary based upon qualitative and quantitative standards agreed upon by Mr. Yellowlees and the Company, upon recommendation by the Compensation Committee of the Board of Directors and approval by the Board. The bonus could be paid, at Mr. Yellowlees' election, in whole or in part in shares of Common Stock. Under the Agreement, Mr. Yellowlees was entitled to participate in all other benefit plans maintained by the Company for executive officers, and the Company maintained on behalf of Mr. Yellowlees, or reimbursed him for the premiums paid for, specified life insurance and disability insurance coverage which were provided by his previous employer.

     Upon termination of the Agreement prior to expiration of its term (including any renewals) (i) as a result of Mr. Yellowlees' physical or mental incapacity, (ii) by the Company other than as a result of specified misconduct by Mr. Yellowlees, or (iii) by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company (as defined in the Agreement), (a) the Company would be required to pay Mr. Yellowlees a severance benefit equal to three times the greater of
(A) his average annual compensation during the preceding three years or (B) his current year compensation plus a bonus amount equal to 75% of his current year salary, (b) all restricted stock awarded to him would be fully and immediately vested, (c) all stock options held by Mr. Yellowlees would be fully and immediately vested, and (d) the Company would pay Mr. Yellowlees 75% of the target amount of the bonus for the fiscal year in which his employment was terminated. Also, upon termination of the Agreement by the Company other than as a result of specified misconduct by Mr. Yellowlees or by Mr. Yellowlees following a significant change in his employment duties or conditions within three years after a change in control of the Company, the Company would be required to maintain Mr. Yellowlees' participation in existing employee benefit plans until the earlier of three years after his termination of employment or commencement of his full-time employment with a new employer. The Agreement also provided that upon its termination as a result of Mr. Yellowlees' death, the restricted stock awarded to him and all stock options granted to him would be fully vested.

     On January 31, 2001, the Company completed the spin-off of Global Payments Inc., its electronic commerce line of business. Prior to the spin-off, Mr. Yellowlees served as President and Chief Executive Officer of the Company, which included both the e-commerce and the healthcare information lines of business of the Company. After the separation of these businesses, Walter Hoff became President and Chief Executive Officer of the Company (NDCHealth), Paul Garcia became President and Chief Executive Officer of Global Payments Inc., and Mr. Yellowlees continued to serve as Chairman of the Board of each of these companies. Accordingly, Mr. Yellowlees' previous executive positions were eliminated. Mr. Yellowlees agreed to continue to serve both companies as a non-executive director and Chairman of the Board to assure continuity and a smooth transition. He completed his executive duties with respect to Global Payments Inc. on January 31, 2001 and with respect to NDCHealth on March 31, 2001. Allowing for unused vacation, his last day of employment by the Company for administrative purposes was May 7, 2001.

     Since Mr. Yellowlees' position was eliminated in conjunction with the spin-off, the provisions of the Agreement with respect to the severance benefits described above became effective, with certain mutually agreed modifications. Specifically, he will receive a severance amount of $3,615,000, payable over three years, and continued premiums for life, medical and other welfare insurance for three years in the aggregate amount of approximately $238,575. Of this total severance cost, $1,926,787 was paid to the Company by Global Payments Inc. in connection with the spin-off. In addition, all of Mr. Yellowlees' stock options and restricted stock awards became fully vested as provided in the Agreement. Under the terms of the plans under which they were issued, the stock options would have expired unless exercised within 90 days of his termination. Four of his stock options were amended to extend the post-termination exercise period to the remaining term of the option. In consideration of Mr. Yellowlees' agreement to the truncation of the exercise period for the remaining three options in order to avoid a significant accounting charge to the Company for amending the post-termination exercise period, the Company agreed to extend to Mr. Yellowlees or his transferee three loans, each in the amount of the exercise price of the three options that would expire after 90 days. These loans, in the aggregate principal amount of $4,287,008, are due on the original expiration dates of the related options, are full recourse, bear interest at market rates and are secured by the shares of Common Stock acquired upon exercise of the options.

     Other Executive Employment Agreements. Messrs. Hoff, Miller, Rosenkoetter and Hutto and Ms. Rumsey entered into employment agreements with the Company in 2000, the material terms of which are summarized below.

     The executive is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial and non-financial objectives reflecting the executive's area and scope of responsibility. The executive is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. Under the employment agreements, the executives receive the following current salaries:
Mr. Hoff, $400,000; Mr. Miller, $310,000; Mr. Rosenkoetter, $310,000; Mr. Hutto, $300,000 and Ms. Rumsey, $250,000.

     The executives have agreed in their employment agreements not to disclose confidential information or compete with the Company, and not to solicit the Company's customers or recruit its employees, for a period of 24 months following the termination of their employment.

     Each of the employment agreements may be terminated by the Company at any time for "cause" or "poor performance" (as defined therein) or for no reason, or by the executive with or without "good reason" (as defined therein). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

     If, prior to a change in control of the Company, the executive's employment is terminated by the Company without cause (but not for poor performance) or the executive resigns for good reason, the Company will be required to pay accrued salary and benefits through the date of termination plus a portion of his or her annual bonus for the current year. For up to 18 months, or until the executive is employed elsewhere or violates certain restrictive covenants, the Company will continue to pay the executive his or her base salary and will provide him or her with health insurance coverage. In addition, all of the executive's restricted stock awards will vest, and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the end of the salary continuation period, as described above.

     If, prior to a change in control of the Company, the executive's employment is terminated by the Company for poor performance, the Company will be required to pay the executive's accrued salary and benefits through the date of termination plus a portion of the target annual bonus for the current year. For up to 12 months, or until he or she is employed elsewhere or violates certain restrictive covenants, the Company will continue to pay the executive's base salary and will provide him or her with health insurance coverage. In addition, all of the executive's restricted stock awards and stock options that would have vested in the next 24 months will vest, and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

     If, within 36 months following a change in control of the Company, the executive's employment is terminated by the Company for poor performance, the Company will be required to pay the executive's accrued salary and benefits through the date of termination plus a portion of his or her annual bonus opportunity for the current year. For up to 12 months, or until the executive is employed elsewhere or violates certain restrictive covenants, the Company will continue to pay the executive's base salary and will provide him or her with health insurance coverage. In addition, all of the executive's restricted stock awards and stock options that would have vested in the next 24 months will vest, and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

     If, after a change in control of the Company, the executive's employment is terminated by the Company without cause (including for poor performance) or he or she resigns for good reason, the Company will be required to pay the executive's accrued salary and benefits through the date of termination plus 100% of his or her annual bonus opportunity for the current year. For 24 months or unless the executive violates certain restrictive covenants, the Company will continue to pay the executive's base salary and will provide him or her with health insurance coverage. In addition, all of the executive's restricted stock awards and stock options will vest, and the options will remain exercisable for 90 days after the end of the salary continuation period, as described above.

     Whether or not a change in control shall have occurred, if the employment of the executive is terminated by reason of death, disability or retirement, the executive will be entitled to accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the executive for cause, or if he or she resigns from the Company without good reason, the executive will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

     For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the executive will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he or she may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the executive of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Stockholder Return Analysis

     The following line-graph presentation compares cumulative stockholder returns of the Company with Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index for the five-year period beginning on May 31, 1996. The figures assume an initial investment of $100 in the Company's Common Stock, Standard & Poor's Computer Software and Services Index and Standard and Poor's 500 Stock Index and reinvestment of all dividends. On February 1, 2001, the Company distributed to its stockholders all the shares of common stock of Global Payments Inc. ("Global"), its eCommerce subsidiary. For purposes of this graph, the distribution of the Global shares is treated as a nontaxable cash dividend that would have been converted into additional shares of the Company's Common Stock at the close of business on February 1, 2001.


                                    [GRAPH]


Research Data Group                                                              Peer Group Total Return Worksheet

NATIONAL DATA CORP
                                                                     Cumulative Total Return
                                               -------------------------------------------------------------------
                                                 5/96        5/97        5/98        5/99        5/00        5/01
                                               -------     -------     -------     -------     -------     -------
NATIONAL DATA CORPORATION                      $100.00     $117.09     $100.88     $127.53     $ 60.36     $121.34
S & P 500                                      $100.00     $129.41     $169.12     $204.68     $226.13     $202.27
S & P COMPUTERS (SOFTWARE & SERVICES)          $100.00     $167.24     $217.01     $369.27     $397.64     $299.23



Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee is composed of independent directors, and operates under a written charter approved by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement.

     Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and has represented to the Committee that the Company's 2001 consolidated financial statements are in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management and Arthur Andersen, the Company's independent accountants.

     The Committee reviewed with Arthur Andersen the matters required to be discussed under SAS 61. The Committee also received written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, and discussed with Arthur Andersen their independence.

     The Committee discussed with Arthur Andersen the overall scope and plans for their audit. The Committee meets with the internal auditors and Arthur Andersen, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year
ended May 31, 2001, for filing with the Securities and Exchange Commission.   In
further reliance on such reviews and discussions, nothing has come to the attention of the Committee that would cause the Committee to believe that the audited financial statements contain an untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The Committee also recommended, and the Board of Directors has approved, Arthur Andersen as the Company's independent accountants for 2002.


                              Audit Committee

                              Neil Williams, Chairman
                              J. Veronica Biggins
                              James F. McDonald

Audit Fees

    The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the review of the Company's financial statements included in its Forms 10-Q for fiscal year 2001 were $402,000.

Financial Information Systems Design and Implementation Fees

     There were no fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems and implementation for fiscal year 2001.

All Other Fees

    The aggregate fees billed by Arthur Andersen LLP for services to the Company, other than the services described above under "Audit Fees," were $646,000.

Transactions with Related Parties

     For estate planning reasons, Mr. Yellowlees transferred three stock options for a total of 765,495 shares of Company stock to MRY Partners, L.P., a family limited partnership of which Mr. Yellowlees serves as the sole general partner. These stock options, which originally had ten-year exercise periods, would by their terms expire 90 days after Mr. Yellowlees' termination of employment. In consideration of Mr. Yellowlees' agreement to the truncation of the exercise period in order to avoid an accounting expense to the Company for maintaining the original exercise period for such three options, the Company agreed to extend to MRY Partners, L.P. three loans in the amount of the exercise prices of the options, in the aggregate amount of $4,287,008. The partnership exercised the options with the proceeds of the loans. The loans are represented by full recourse notes which bear interest at the applicable federal rate in effect at the time the loans were made (4.63%, 4.63% and 4.77%, respectively), and are secured by the shares of stock acquired upon exercise of the options. The loans expire on July 28, 2002, June 1, 2003, and June 1, 2004, respectively.

     Prior to the spin-off of Global Payments Inc. from the Company on January 31, 2001, Mr. Yellowlees served as President and Chief Executive Officer of both the e-commerce and the healthcare information lines of business of the Company. Upon the separation of these businesses, Mr. Yellowlees' previous executive positions were eliminated, and he became entitled to certain severance payments and benefits in the aggregate amount of $3,853,575, as described above under "Employment, Severance and Change in Control Arrangements -- Robert A. Yellowlees." In connection with the spin-off, Global Payments Inc. paid to the Company $1,926,787 of such severance amounts payable to Mr. Yellowlees.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee served as an officer or an employee of the Company or any of its subsidiaries during the fiscal year ended May 31, 2001, and none of such persons has ever served as an officer of the Company or any of its subsidiaries. Ms. Biggins serves as a Senior Partner of Heidrick & Struggles, an executive search firm to which the Company paid approximately $230,000 in fees for services during the fiscal year ended May 31, 2001.

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

    The Board of Directors has unanimously adopted a resolution to amend the Company's Certificate of Incorporation, as previously amended (the "Certificate"), to change the name of the Company to NDCHealth Corporation. If approved by the stockholders at the Annual Meeting, Article First of the Certificate would be amended to read in its entirety as follows: "The name of the corporation is "NDCHealth Corporation."

    The Company recently completed the spin off of its eCommerce line of business and is now focused exclusively on providing a full range of information services and solutions to the healthcare industry. To create a strong unified image in the marketplace, the Company is using the NDCHealth brand to identify its products and services and build upon its solid reputation in healthcare.
The Board of Directors believes that changing the legal name of the Company to NDCHealth Corporation will eliminate any confusion between the corporate name and the brand identity, and will serve to reinforce the Company's strategy of providing end-to-end healthcare solutions.

    An affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to change the Company's name. If the name change is approved by the stockholders at the Annual Meeting, the Company will thereafter file a Certificate of Amendment to its Certificate with the Delaware Secretary of State amending Article First, which will become effective at the close of business on the date the Secretary of State accepts the filing.

    The change of name of the Company will not in any way affect the validity or transferability of outstanding stock certificates or otherwise change the capital structure of the Company. Stockholders should not return their existing certificates to the Company or its transfer agent, but instead should retain their certificates. If the name change is approved, the Company will apply to the New York Stock Exchange for the continued listing of the Common Stock under the new corporate name.



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO CHANGE THE COMPANY'S NAME. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT.

Additional Information

    Auditors.  The independent public accounting firm of Arthur Andersen LLP
    --------
served as the Company's auditors for the fiscal year ended May 31, 2001 and is serving as auditors for the Company for the current fiscal year which began June 1, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Solicitation of Proxies.  The cost of soliciting proxies will be borne by
    -----------------------
the Company, however, stockholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies and the like. In addition to solicitation of stockholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson Shareholder-New Jersey to solicit proxies on behalf of the Company and it is estimated that the fees for such services will not exceed $10,000.

    Other Matters.  Neither Management nor the Board of Directors is aware of
    -------------
any matters to be brought before the Annual Meeting other than those referred to above. If any other matters properly come before the meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

    Stockholder Proposals.  Proposals of stockholders of the Company intended to
    ---------------------
be presented for consideration at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before May 3, 2002, in order to be included in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting. In addition, with respect to any stockholder proposal that is not submitted for inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting, but is instead sought to be presented directly to the stockholders at the 2002 Annual Meeting, management will be able to vote proxies in its discretion if the Company either (i) receives notice of the proposal before the close of business on July 17, 2002 and advises stockholders in the proxy statement for the 2002 Annual Meeting about the nature of the proposal and how management intends to vote on the proposal, or (ii) does not receive notice of the proposal before the close of business on July 17, 2002.

    Stockholder List.  The Company will maintain a list of stockholders entitled
    ----------------
to vote at the Annual Meeting at its corporate offices at National Data Plaza, Atlanta, Georgia 30329-2010. The list will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours for a period of ten days prior to the meeting. The list will also be available for examination at the Annual Meeting.

    Annual Report on Form 10-K.  A copy of the Company's Annual Report on Form
    --------------------------
10-K, including the financial statements and financial statement schedules (but without exhibits) for the fiscal year ended May 31, 2001 will be provided, free of charge, upon written request of any stockholder addressed to National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010, Attention:
Investor Relations. Additionally, the EDGAR version of the Company's 10-K is available on the Internet on the Securities and Exchange Commission's web site (www.sec.gov).

    Closing Price.  The closing price of the Common Stock, as reported by the
    -------------
New York Stock Exchange on August 28, 2000, was $__________.

           SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required except as set forth below, the Company believes that, during the 2001 fiscal year, all of its officers, directors and 10% stockholders complied with the reporting requirements of the Securities and Exchange Commission regarding their ownership and changes in ownership of Common Stock as required pursuant to
Section 16(a) of the Exchange Act, except that a late Form 3 was filed on behalf of E. Christine Rumsey, Vice President--Human Resources.

                                                                      APPENDIX A
                                                                      ----------



                           NATIONAL DATA CORPORATION
                            AUDIT COMMITTEE CHARTER


 .    The Audit Committee is a committee of the Board of Directors. The Audit
     Committee assists the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

 .    In meeting its responsibilities, the Audit Committee is expected to:

     1. Provide an open avenue of communication with the Company's internal auditors and independent accountant.

     2. Recommend to the Board of Directors the independent accountant to be nominated, review and approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

     3. Confirm the independence of the internal auditor and the independent accountant.

     4. Consider, in consultation with the independent accountant, the director of internal auditing, and other members of management as appropriate, the audit scope and plan of the internal auditors and the independent accountant.

     5.   Consider and review:

          The adequacy of the Company's system of internal controls

          . Any related significant findings and recommendations of the independent accountant and internal auditors together with management's responses thereto.

          . Any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

     6. Review with the independent accountant and management, at the completion of the annual examination, the audit of the financial statements, including footnotes and audit report.

     7. Meet with the director of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     8. Prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the annual proxy statement effective for the 2001 Annual Meeting.

     9. Review and be responsive to any regulatory agencies' concerns or inquiries with regard to reports or correspondence on behalf of the Board of Directors.

     The Audit Committee shall have the power to conduct or authorize investigation into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     The Committee shall meet at least quarterly, either in person or by telephone conference.

     Membership of the Audit Committee shall consist of at least three or more independent directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors.

PROXY
                           NATIONAL DATA CORPORATION
                               ATLANTA, GEORGIA
                        ANNUAL MEETING OF STOCKHOLDERS

 The undersigned stockholder of National Data Corporation (the "Company"), Atlanta, Georgia, hereby constitutes and appoints Robert A. Yellowlees or Patricia A. Wilson or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's offices at National Data Plaza, Atlanta, Georgia 30329-2010, on October 25, 2001, at 11:00 A.M., Atlanta time, (the "Annual Meeting"), or at any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 31, 2001, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any of the nominees named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

1. ELECTION OF DIRECTORS.
   On the proposal to elect the following directors to serve until the 2004 Annual Meeting of Stockholders of the Company or until his or her successor is elected and qualified:

                 J. Veronica Biggins Terri A. Dial  Kurt M. Landgraf

                      FOR [_]     WITHHOLD AUTHORITY [_]

 Instructions: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

-------------------------------------------------------------------------------
2. AMENDMENT OF CERTIFICATE OF INCORPORATION
  On the proposal to amend the Company's Certificate of Incorporation to change the name of the Company to NDCHealth Corporation.

            FOR [_]             AGAINST [_]             ABSTAIN [_]

 -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR election of the director nominees, FOR the proposed amendment to the Company's Certificate of Incorporation to change the Company's name and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments thereof.

                                            Shares Held: ______________________

                                            -----------------------------------
                                                 Signature of Stockholder

                                            -----------------------------------
                                                Signature of Stockholder (If
                                                       Held Jointly)

                                            Dated: ____________________________
                                                     Month        Day
                                            Please sign exactly as your name
                                            appears on your stock certificate
                                            and date. Where shares are held
                                            jointly, each stockholder should
                                            sign. When signing as executor,
                                            administrator, trustee, or
                                            guardian, please give full title
                                            as such. If a corporation, please
                                            sign in full corporate name by
                                            president or other authorized
                                            officer. If a partnership, please
                                            sign in partnership name by
                                            authorized person.

   THIS PROXY IS SOLICITED ON BEHALF OF NATIONAL DATA CORPORATION'S BOARD OF
    DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.
 -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --
               Please detach proxy at perforation before mailing.
                   YOU MAY VOTE BY TELEPHONE OR THE INTERNET.
DETACH CARD
     If you are voting by telephone or the internet, please do not mail your proxy.

       Vote By Telephone         Vote By Internet           Vote By Mail
     Call Toll-Free using a   Access the Website and  Return your proxy in the
        Touch-Tone phone          cast your vote       postage-paid envelope
         1-800-250-9081       http://www.votefast.com        provided.

                      Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 5:00 p.m. eastern daylight time on October 24, 2001, to be counted in the final tabulation.


Your control number is

Vote By Telephone
Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time, October 24, 2001, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.